Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

NuStar Energy L.P.
NuStar Logistics, L.P.
NuStar Pipeline Operating Partnership L.P.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common units representing limited partner interests(2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred units representing limited partner interests(3)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
	Debt	Senior debt securities(4)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
	Debt	Subordinated debt securities(4)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
	Debt	Guarantees of debt securities(5)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
An unspecified aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee.

(2)	An unspecified amount of common units representing limited partner interests as may be sold from time to time by NuStar Energy L.P. is being registered hereunder.

(3)	An unspecified amount of preferred units representing limited partner interests as may be sold from time to time by NuStar Energy L.P. is being registered hereunder.

(4)	An unspecified amount of senior debt securities and subordinated debt securities as may be sold from time to time by NuStar Logistics, L.P. is being registered hereunder.

(5)
NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P. have agreed to guarantee the obligations of NuStar Logistics, L.P. under any series of senior debt securities or subordinated debt securities issued under this Registration Statement. No separate consideration will be paid in respect of any such guarantees issued under this Registration Statement. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect of any guarantees of the debt securities.